CONSENT OF INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS


We hereby consent to the use in this
Registration Statement on Form SB-2 of our report dated September 15, 2000, relating to the financial statements of Heavensent Bears, Inc. as of June 30, 2000, and the reference to our firm under the caption "EXPERTS" in the Registration Statement.




                            James E.
Scheifley & Associates, P.C.
                             Certified Public
Accountants


October 30, 2000
Denver, Colorado